Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

Mark Namaroff

Director of Strategic Marketing

and Investor Relations

(978) 326-4058

Investorrelations@analogic.com

Analogic Corporation Announces Financial Results for the

First Quarter Ended October 31, 2009

PEABODY, MA (December 9, 2009) – Analogic Corporation (NASDAQ: ALOG), a leading designer and manufacturer of high-precision medical and security imaging equipment, today announced results for its first quarter ended October 31, 2009.

Highlights during the first quarter included:

•	First quarter revenue of $95.4 million and breakeven EPS

•	Positive cash flow from operations of $2.3 million

•

Medical Technology business revenues increased $2.6 million from the prior quarter with the Computed Tomography (CT) and Magnetic Resonance Imaging (MRI) revenues up $6.5 million as healthcare markets begin to show some improvement

•

Security Technology business revenues decreased $5.9 million versus Q4 2009 due to fewer shipments of eXaminer® 3DX systems, reflecting a delay in orders from the Transportation Security Administration (TSA)

•	eXaminer® XLB, ultra-high-throughput baggage scanner, received formal certification from the TSA and first order for delivery in fiscal Q3 2010

•

Signed a major development contract with Smiths Detection for the development of high precision CT detection subsystems for use in a next-generation explosives detection system to be manufactured and marketed by Smiths

Revenues for the first fiscal quarter ended October 31, 2009, were $95.4 million, compared with fourth quarter revenues of $98.3 million and the prior fiscal year’s first quarter revenues of $101.6 million. Income from operations for the first quarter was breakeven compared with a loss of ($2.6) million in the fourth quarter of fiscal 2009 which included $3.1 million of restructuring charges, and a loss of ($1.6) million in the prior year’s first quarter. Reported net income for the first quarter of fiscal 2010 was $26,000, or $0.00 per diluted share, compared with a loss of ($0.3) million, or ($0.02) per diluted share, in the fourth quarter of fiscal 2009 and income of $0.3 million, or $0.02 per diluted share, for the prior year’s first quarter.

On an adjusted, non-GAAP basis, income from operations for the first quarter of fiscal 2010 was $1.9 million compared with $1.4 million in the fourth quarter and $1.7 million in the prior year’s first quarter. Adjusted non-GAAP net income for the first quarter was $1.3 million, or $0.10 per diluted share, compared with $1.4 million, or $0.11 per diluted share, in the fourth quarter of fiscal 2009 and $2.6 million, or $0.19 per diluted share, for the prior year’s first quarter. A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release.

Jim Green, president and CEO, commented, “ We are encouraged in our Medical Technology business as we have returned to profitability and are starting to see indications that the medical imaging markets are beginning to improve, as reflected by the increased order volume of our CT and MRI sub-systems during the quarter. While we are experiencing near-term lumpiness in our security business, we expect to return to normal run rates in the second half of our fiscal year and are committed to profitability in this business for the fiscal year. In addition, we are pleased to have announced our new relationship with Smiths Detection, a recognized leader in the aviation security field, as this represents a long-term growth opportunity for Analogic.”

Green concluded, “As we have stated previously, one of our key financial goals is to achieve double-digit operating margins by FY2012. We are committed to achieving significant improvement in our operating margins, even at our current revenue run rate, through organic measures that are within our control. We will continue to focus on driving efficiencies throughout our businesses. Specifically, we have assembled a world-class operations team that is driving down our cost position by consolidating manufacturing operations, improving planning and supply chain management processes, increasing the use of automation in our manufacturing operations, and pursuing design-driven product cost reductions. Our recently announced presence in China provides additional low cost manufacturing and supply chain opportunities. We are confident that focusing on these and other items will drive enhanced profitability in each of the next three years on our pathway to double-digit operating margins by FY2012. We look forward to executing on these objectives and delivering value to shareholders.”

Segment Revenues

Revenues from our CT and MRI segment, previously referred to as Medical Imaging, were $57.7 million for the first quarter of fiscal 2010, up $6.5 million from the fourth quarter and down $1.5 million over the prior year’s first quarter. Revenues were up during the first quarter, as compared to the fourth quarter of fiscal 2009, as the major medical OEMs have begun to increase their demand for new CT and MRI sub-systems.

Digital Radiography revenues were $8.2 million for the first quarter of fiscal 2010, down $0.2 million from the fourth quarter and up $0.7 million over the prior year. Demand for the Company’s Selenium-based digital detector plates continues to grow as sales of digital mammography systems increase outside the U.S.

Our Specialized Ultrasound segment, previously referred to as BK Medical, generated revenues of $20 million for the first quarter of fiscal 2010, down $3.7 million from the fourth quarter and up $1.1 million from the prior year. The decrease in revenue during the first quarter primarily reflects seasonality in the business.

Security Technology revenues were $6.9 million for the first quarter of fiscal 2010, down $5.9 million from the fourth quarter and down $6.0 million from a year earlier primarily due to order delays from our OEM customer, L-3 Communications. We understand that these delays were driven by delays in TSA orders for checked baggage screening systems. The delay in order flow will impact segment revenues for the current fiscal year, but we are committed to profitability in this business. Separately, we were pleased to see that the eXaminer XLB received formal certification from the TSA and the first order was received for system delivery in the third fiscal quarter. In addition, a contract was signed with a new security OEM customer, Smiths Detection, to develop high precision CT detection subsystem components for a next-generation checked-baggage explosives detection system.

Use of Adjusted Non-GAAP Financial Measures

This document includes adjusted non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these adjusted non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Adjusted non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The adjusted non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our adjusted non-GAAP measures are provided at the end of this press release.

Conference Call

Analogic will conduct an investor conference call on December 9, 2009 at 5:00 p.m. (ET) to discuss the results for the fourth quarter. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and presentation materials related to the quarterly financial information will be posted on the Company’s website at investor.analogic.com. The call will also be available via webcast in listen-only mode. To listen to the live webcast, visit investor.analogic.com approximately five to ten minutes before the conference is scheduled to begin.

A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET) January 8, 2010. To access the digital replay, dial 1-877-919-4059, or 1-334-323-7226 for international callers. The passcode is 35516804. A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through midnight (ET) January 8, 2010.

For more information on the conference call, visit investor.analogic.com, call 978-326-4058, or email investorrelations@analogic.com

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, and other factors discussed in our most recent quarterly report filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

About Analogic

Analogic Corporation is a growth oriented high-technology signal and image-processing company, providing products and services to original equipment manufacturers (OEMs) and end users in growing medical diagnostics and security markets worldwide. The Company is recognized worldwide for advancing the state of the art in automatic explosives detection, computed tomography (CT), digital radiography (DR), ultrasound, magnetic resonance imaging (MRI), and advanced signal processing. For more information, visit www.analogic.com.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)	Three months Ended
	October 31, 2009	July 31, 2009	October 31, 2008
Net revenue:
Product	$89,454	$89,515	$94,947
Engineering	3,352	6,543	3,493
Other	2,571	2,231	3,112

Total net revenue	95,377	98,289	101,552

Cost of sales:
Product	59,777	59,849	65,278
Engineering	3,167	6,767	3,190
Other	1,571	1,636	1,789

Total cost of sales	64,515	68,252	70,257

Gross margin	30,862	30,037	31,295

Operating expenses:
Research and product development	11,455	10,779	12,567
Selling and marketing	9,308	8,923	9,684
General and administrative	10,095	9,803	10,628
Restructuring charges	—	3,131	—

Total operating expenses	30,858	32,636	32,879

Income (loss) from operations	4	(2,599)	(1,584)

Other income (expense):
Interest income, net	176	267	1,008
Gain on sale of other investments	—	815	—
Other, net	(143)	(1,152)	433

Total other income (expense)	33	(70)	1,441

Income (loss) before income taxes	37	(2,669)	(143)
Provision for (benefit from) income taxes	11	(2,384)	(463)

Net income (loss)	$26	$(285)	$320

Net income (loss) per share:
Basic	$0.00	$(0.02)	$0.02
Diluted	$0.00	$(0.02)	$0.02
Dividends declared per share	$0.10	$0.10	$0.10
Weighted-average shares outstanding:
Basic	12,672	12,665	13,240
Diluted	12,820	12,665	13,356

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share data)	Q1 10	Q4 09
	October 31, 2009	July 31, 2009
Assets:
Cash, cash equivalents, and marketable securities	$159,429	$160,293
Accounts receivable, net	67,906	64,874
Inventories	80,602	79,011
Other current assets	19,947	20,113

Total current assets	327,884	324,291
Property, plant, and equipment, net	83,536	83,688
Other assets	56,034	56,135

Total Assets	$467,454	$464,114

Liabilities and Stockholders’ Equity:
Accounts payable	$27,021	$22,064
Accrued liabilities	28,598	30,868
Advanced payments and deferred revenue	6,293	7,219

Total current liabilities	61,912	60,151

Long-term liabilities	6,338	6,444

Stockholders’ equity	399,204	397,519

Total Liabilities and Stockholders’ Equity:	$467,454	$464,114

UNAUDITED SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP MEASURES

The Company provides adjusted non-GAAP gross margin, adjusted non-GAAP operating expenses, adjusted non-GAAP income from operations, adjusted non-GAAP income before income taxes, adjusted non-GAAP net income and adjusted non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company’s operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Share-based compensation expense. The Company incurs expense related to share-based compensation included in its GAAP presentation of cost of sales, research and development, selling and marketing, general and administrative expense. Although share-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates, and the expected term and forfeiture rates of the awards. In accordance with SFAS No. 123(R), share-based compensation expense is calculated as of the grant date of each share-based award, and generally cannot be changed or influenced by management after the grant date. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of the Company’s operating results to those of other companies that disclose adjusted non-GAAP financial measures that exclude share-based compensation.

Acquisition related expenses. The Company incurs amortization of intangibles and other expenses related to acquisitions it has made in recent years. The intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Restructuring charges. The Company continuously strives to improve its operating efficiency. During the three months ended July 31, 2009, the Company reduced its work force by 85 employees or approximately 6% worldwide and vacated 50% of its office facility in Canton, MA on July 31, 2009 as a result of moving certain operations to our Peabody facility. The total cost of these activities was $3,131,000, which was recorded as an operating expense during the three months ended July 31, 2009.

Gain on sale of other investments. During the three months ended July 31, 2009, the Company received $838,000 as the final escrow payment related to the sale of its interest in Bio-Imaging Research (“BIR”) was recorded as other income in the three months ended July 31, 2009.

Taxes. For purposes of calculating adjusted non-GAAP net income and adjusted non-GAAP diluted earnings per share, management adjusts the provision (benefit) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on the Company’s income tax provision (benefit).

Periodically, the Company recognizes certain non-recurring tax adjustments. In the three months ended July 31, 2009, the company recorded $244,000 for a tax refund and related interest. As these adjustments do not reflect the underlying performance of the business they have been excluded from adjusted Non-GAAP net income.

Management excludes the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that these adjusted non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These adjusted non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these adjusted non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table reconciles the adjusted non-GAAP financial measures to their most directly comparable GAAP financial measures.

ADJUSTED NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

RECONCILIATION

(In thousands, except per share data)	Three months Ended
	October 31, 2009	July 31, 2009	October 31, 2008
GAAP Gross Margin	$30,862	$30,037	$31,295
Share-based compensation expense	84	58	81
Acquisition related expenses	282	282	1,148

Adjusted Non-GAAP Gross Margin	$31,228	$30,377	$32,524

Percentage of Total Net Revenue	32.7%	30.9%	32.0%

GAAP Operating Expenses	$30,858	$32,636	$32,879
Share-based compensation expense	(1,071)	(124)	(1,581)
Restructuring charges	—	(3,131)	—
Acquisition related expenses	(451)	(450)	(447)

Adjusted Non-GAAP Operating Expenses	$29,336	$28,931	$30,851

Percentage of Total Net Revenue	30.8%	29.4%	30.4%

GAAP Income (Loss) From Operations	$4	$(2,599)	$(1,584)
Share-based compensation expense	1,155	182	1,662
Restructuring charges	—	3,131	—
Acquisition related expenses	733	732	1,595

Adjusted Non-GAAP Income (Loss) From Operations	$1,892	$1,446	$1,673

Percentage of Total Net Revenue	2.0%	1.5%	1.6%

GAAP Other Income (Expense)	$33	$(70)	$1,441
Gain on sale of other investments and other	—	(838)	—

Adjusted Non-GAAP Other Income (Expense)	$33	$(908)	$1,441

Percentage of Total Net Revenue	0.0%	-0.9%	1.4%

GAAP Income (Loss) Before Income Taxes	$37	$(2,669)	$(143)
Share-based compensation expense	1,155	182	1,662
Restructuring charges	—	3,131	—
Acquisition related expenses	733	732	1,595
Gain on sale of other investments and other	—	(838)	—

Adjusted Non-GAAP Income Before Income Taxes	$1,925	$538	$3,114

Percentage of Total Net Revenue	2.0%	0.5%	3.1%

GAAP Net Income (Loss)	$26	$(285)	$320
Share-based compensation expense	780	142	1,194
Restructuring charges	—	1,962	—
Acquisition related expenses	462	357	1,037
Gain on sale of other investments and other	—	(528)	—
Tax refunds and related interest	—	(244)	—

Adjusted Non-GAAP Net Income	$1,268	$1,404	$2,551

Percentage of Total Net Revenue	1.3%	1.4%	2.5%

GAAP Diluted Net Income (Loss) Per Share	$0.00	$(0.02)	$0.02
Effect of non-GAAP adjustments	$0.10	$0.13	$0.17

Adjusted Non-GAAP Diluted Net Income Per Share	$0.10	$0.11	$0.19